Exhibit 99.1

SCOLR PHARMA, INC.

ADVISORY SERVICES AGREEMENT

This Agreement (this “Agreement”) is made and entered into by and between SCOLR Pharma, Inc., a Delaware corporation (the “Company”), and Michael Taglich (“Advisor”), effective (the “Effective Date”) once this Agreement is approved by the Company’s Board of Directors (the “Board”) and executed by Advisor and the Company’s Chief Executive Officer (the “CEO”).

1. Services. For the term of this Agreement (as set forth in Section 3 below), Advisor shall provide such services to the Company as may be reasonably requested from time to time by the CEO or the Board (“Advisory Services”). Advisor will comply with all applicable specifications, laws, ordinances, rules, regulations, orders, licenses, permits and other contractual or government requirements in providing Advisory Services.

2. Compensation.

2.1 No Cash Compensation; Reimbursement of Expenses. Advisor will not be entitled to any cash compensation for Advisory Services. However, the Company may reimburse Advisor for reasonable travel and other out-of-pocket expenses incurred in connection with the rendering of any Advisory Services which are approved in writing and in advance by the CEO.

2.2 Stock Option.

(a) Subject to the approval of the Company’s Board of Directors, the Company will grant to Advisor a nontransferable option (the “Option”), pursuant to the Company’s 2004 Equity Incentive Plan and standard forms of agreements and notices thereunder (the “Plan”), to purchase 100,000 shares of Company’s common stock (“Common Stock”), at an exercise price equal to the fair market value of the Common Stock on the grant date (the “Grant Price”), vesting in equal monthly increments over a two (2) year period of Service (as defined in the Plan); provided that such vesting will be subject to the following additional restrictions set forth in Section 2.2(b) below.

(b) Notwithstanding Section 2.2(a), none of the shares of Common Stock underlying the Option will become vested and exercisable shares except for so long as Advisor is providing Service hereunder and as follows:

(i) If at the end of one (1) year of continuous Service from the Effective Date, the shares of Common Stock have traded on a stock exchange at a price per share in excess of 125% of the Grant Price on a volume weighted average price (“VWAP”) basis for a continuous period of thirty (30) trading days during the first year of Service, then 50,000 shares of Common Stock issuable upon exercise of the Option will become vested and exercisable. If at the end of year one (1) of continuous Service from the Effective Date, the shares of Common Stock have not traded on a stock exchange at a price per share in excess of 125% of the Grant Price on a VWAP basis for a continuous period of thirty (30) trading days, then none of the shares of Common Stock issuable upon exercise of the Option will become vested and exercisable.

(ii) Notwithstanding Section 2.2(b)(i), if during the twelve (12) months beginning on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date, the shares of Common Stock have traded on a stock exchange at a price per share in excess of 150% of the Grant Price based on a VWAP basis for a continuous period of thirty (30) trading days during any period after the Effective Date, then all of the shares of Common Stock issuable upon exercise of the Option will become vested. If during the twelve (12) months beginning on the first anniversary of the Effective Date and ending on the second anniversary of the Effective Date, the shares of Common Stock have not traded on a stock exchange at a price per share in excess of 150% of the Grant Price on a VWAP basis for a continuous period of thirty (30) trading days at any time after the Effective Date, then no more than 50,000 the shares of Common Stock issuable upon exercise of the Option will have become vested and exercisable (assuming that the threshold for vesting set forth in Section 2.2(b)(i) is met).

(c) All questions of interpretation of this Agreement will be determined by the Board, and all such determinations will be final and binding on the Advisor.

2.3 Independent Contractor Relationship. Advisor’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employee relationship. Advisor will not be entitled to any of the benefits which Company may make available to its employees, including, but not limited to, group health or life insurance. Advisor is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized in writing to do so by the CEO or the Board. Advisor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Advisor is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Advisor’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Advisor by filing Form 1099-MISC with the Internal Revenue Service as required by law and/or make such other reports as deemed necessary or appropriate by the Company under applicable laws.

3. Term and Termination.

3.1 Term. This Agreement is effective as of the Effective Date set forth above and will continue for a period of two (2) years unless earlier terminated in accordance with this Section 3.

3.2 Termination. Advisor may terminate this Agreement at any time upon fifteen (15) days prior written notice to the CEO or the Board. The Company may terminate this Agreement at any time, with or without cause, upon notice to Advisor; provided, that if the Company terminates this Agreement without Cause (as defined), Advisor will continue to vest in the Options regardless of his continued service to the Company until the end of the two (2) year term of this Agreement. For purposes of this Agreement, “Cause” is defined as: (a) Advisor’s indictment for, or conviction (or plea of nolo contendere) of fraud, embezzlement, misappropriation, or any felony or any other act of moral turpitude; (b) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the Advisor with respect to Advisor’s obligations to the Company or otherwise relating to the business of the Company that materially harms the Company; (c) Advisor’s failure or inability to perform the essential functions of the position, with or without reasonable accommodation, due to a mental or physical disability, where such inability continues for a period or periods aggregating ninety (90) calendar days in any twelve (12)-month period; (e) Advisor’s death; (f) Advisor’s material breach of this Agreement or the Company’s Code of Conduct, following written notice and a thirty (30)-day opportunity to cure, or (g) any similar or related act or failure to act which is materially adversely injurious to the Company

3.3 Survival. The provisions of this Agreement that, by their nature, require performance following the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.

4. Miscellaneous.

4.1 Successors and Assigns. Advisor may not subcontract or otherwise delegate Advisor’s obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Advisor’s assignees.

4.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.

4.3 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Washington, as such laws are applied to agreements entered into and to be performed entirely within Washington between Washington residents. Accordingly, the parties agree that this Agreement, and any disputes arising under this Agreement or any agreements executed as a result of this Agreement (collectively, a “Dispute”), will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any conflict of laws principle to the contrary. The parties agree that venue for any Dispute arising under this Agreement will lie exclusively in the state or federal courts located in King County, Washington, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Washington is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the State of Washington. Any judgment entered pursuant to this section may be enforced in any court of competent jurisdiction.

4.4 Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

4.5 Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

4.6 Injunctive Relief for Breach. Advisor’s obligations under this Agreement are of a unique character that gives them particular value, and breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. Accordingly, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

4.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all Advisor Services and other services undertaken by Advisor for the Company. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

4.8 Company’s Right to Disclose. The Company shall have the right to disclose the this Agreement as it may determine is necessary or appropriate, including with documents filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:	SCOLR PHARMA, INC.

By:
Daniel O. Wilds, President and Chief Executive Officer

Advisor:

Michael Taglich

Address: